SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549
                                ---------------

                               FORM 8-K/A No. 1

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 1999

                       CEREUS TECHNOLOGY PARTNERS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Deleware                    33-82468               13-3773537
 ----------------------------       ------------       ----------------------
 (State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)             File Number)       Identification Number)

            1000 Abernathy Road
                 Suite 1000
                 Atlanta, GA                              30328
    ---------------------------------------             ----------
    Address of principal executive offices)             (zip code)


Registrant's telephone number, including area code: (770)668-0900
                                                    -------------

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated November 15, 1999, as set forth in the pages attached hereto:

       Items 7(a) and 7(b) - Historical and Pro Forma
                             Financial Information

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CEREUS TECHNOLOGY PARTNERS, INC.


Date: January 31, 2000                        By: /s/LEIGH S. ZOLOTO
                                                  ------------------
                                                  Leigh S. Zoloto
                                                  Chief Financial Officer and
                                                  Secretary

      The Current Report on Form 8-K of Cereus Technology Partners, Inc., which prior to December 1, 1999 was named AIM Group, Inc (the "Company"), dated November 15, 1999, and filed on November 30, 1999, reported the acquisition by the Company on November 15, 1999 of Client Server Solutions, Inc. ("CSS"). Items 7(a) and 7(b) of the report stated that the historical financial statements of CSS required under Rule 3-05 of Regulation S-X, and the pro forma financial information required under Article 11 of Regulation S-X would be filed no later than 60 days after the date by which the Form 8-K was required to be filed. The purpose of this amendment is to file such financial statements and information.

      On January 19, 2000, the Company filed a Form 8-A registering its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). Due to an Edgar form mistagging of that filing, a new correct 1934 Act file number has not yet been assigned to the Company. Accordingly, the file number previously used by the Company in connection with its filings pursuant to Section 15(d) of the 1934 Act has been used in the making of this filing.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Businesses Acquired.

      The following lists the historical financial statements of CSS attached hereto: Page

Report of Frazier & Deeter, LLC .................................         F-1

Balance sheets as of December 31, 1998...........................         F-2

Statements of income and retained earnings for
  the years ended December 31, 1998 and 1997 ....................         F-4

Statements of cash flows for the years ended
  December 31, 1998 and 1997 ....................................         F-5

Notes to financial statements ...................................         F-8

Balance sheet as of September  30, 1999
  (unaudited) ...................................................         F-13

Consolidated income statement for the nine months
  ended September 30, 1999 (unaudited) ..........................         F-14

Statement of cash flow for the nine months
  ended September 30, 1999 (unaudited) ..........................         F-15

            (b)   Pro Forma Financial Information.

      The following lists the pro forma financial information attached hereto:

Introduction.....................................................         F-16

Pro forma balance sheet dated September 30, 1999 ................         F-17

Notes to pro forma balance sheet dated September 30, 1999 .......         F-18

Pro forma statement of operations for the
  year ended December 31, 1998 ..................................         F-20

Notes to pro forma statement of operations for the
  year ended December 31, 1998 ..................................         F-21

Pro forma statement of operations for the
  nine months ended September 30, 1999...........................         F-22

Notes to pro forma statement of operations for the
  nine months ended September 30, 1999...........................         F-23

            (c)   Exhibits

      The following exhibit is filed herewith.

      Exhibit No.                               Document
      -----------                               --------
         23                                     Accountants' consent

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Client Server Solutions, Inc. and Affiliate
Atlanta, Georgia

We have audited the accompanying combined balance sheet of Client Server Solutions, Inc. and Affiliate as of December 31, 1998, and the related combined statements of income and retained earnings and cash flows for the years ended December 31, 1998 and 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Client Server Solutions, Inc. and Affiliate as of December 31, 1998, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

April 29, 1999                                           Frazier & Deeter, LLC

                 CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

COMBINED BALANCE SHEET

DECEMBER 31, 1998

 -----------------------------------------------------------------------------

                                    Assets
Current Assets:
  Cash                                                         $    37,810          $         -
  Accounts receivable, less allowance for doubtful
    accounts of $25,000                                          1,182,182              677,493
  Work in process                                                   87,963                    -
  Unbilled expense reimbursements                                    5,452                    -
  Trading securities, at fair value                                 12,091                8,692
  Other current assets                                                 900                  900
                                                               ------------         ------------
    Total current assets                                         1,326,398              687,085

Net property and equipment, at cost                                114,273              108,189
                                                               ------------         ------------
      Total Assets                                             $ 1,440,671          $   795,274
                                                               ============         ============

 -----------------------------------------------------------------------------
                  See notes to combined financial statements.


                                   Page F-2

                 CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

DECEMBER 31, 1998

 -----------------------------------------------------------------------------

                                 Liabilities and Stockholders' Equity
Current Liabilities:
  Borrowings under line of credit                              $   244,160          $   108,586
  Current portion of obligations under capital leases               40,455               39,712
  Accounts payable                                                 270,244               28,394
  Accrued retirement plan contribution                              20,000              231,119
  Customer deposits                                                 81,570                9,118
  Sales tax payable                                                105,000                    -
  Accrued interest due to stockholders                               7,169               61,000
  Accrued stockholder distributions                                 75,901               13,514
  Due to stockholders                                              510,003                  650
                                                               ------------         ------------
    Total current liabilities                                    1,354,502              492,093

Obligations under capital leases, less current
  portion included above                                            41,866               52,209
                                                               ------------         ------------
      Total liabilities                                          1,396,368              544,302
                                                               ------------         ------------
Commitments                                                              -                    -

Stockholders' Equity:
  Common stock, no par value; 2,237 shares
    authorized, issued and outstanding                                   -                    -
  Common stock, no par value; 2,237 shares
    authorized, issued and outstanding                                 300                  300
  Retained earnings                                                 44,003              250,672
                                                               ------------         ------------
      Total stockholders' equity                                    44,303              250,972
                                                               ------------         ------------
        Total Liabilities and Stockholders' Equity             $ 1,440,671          $   795,274
                                                               ============         ============

 -----------------------------------------------------------------------------
                  See notes to combined financial statements.


                                   Page F-3

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

 -----------------------------------------------------------------------------

                                                                For the Year Ended December 31,
                                                                   1998                 1997
Revenues                                                       $ 4,920,935          $ 3,125,953

Cost of revenues                                                 2,987,296            2,286,043
                                                               ------------         ------------
  Gross profit                                                   1,933,639              839,910
                                                               ------------         ------------
Operating expenses:
  Selling, general and administrative                            1,166,811              667,315
  Depreciation                                                      53,564               26,476
                                                               ------------         ------------
                                                                 1,220,375              693,791
                                                               ------------         ------------
Operating income                                                   713,264              146,119
                                                               ------------         ------------
Other income (expense):
  Realized and unrealized investment income                          3,399                4,031
  Interest and service fees expenses                               (82,921)             (21,859)
  Miscellaneous income                                              11,471               17,050
                                                               ------------         ------------
                                                                   (68,051)                (778)
                                                               ------------         ------------
Net income                                                         645,213              145,341

Retained earnings, beginning of year                               250,672              240,461

Less: Stockholder distributions                                   (851,882)            (135,130)
                                                               ------------         ------------
Retained earnings, end of year                                 $    44,003          $   250,672
                                                               ============         ============

 -----------------------------------------------------------------------------
                  See notes to combined financial statements.


                                   Page F-4

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

 -----------------------------------------------------------------------------

(DECREASE) INCREASE IN CASH
                                                                For the Year Ended December 31,
                                                                   1998                 1997
Cash flows from operating activities:

  Cash received from customers                                 $ 4,415,872          $ 2,640,298
  Cash paid to suppliers and other direct expenses              (2,913,289)          (2,038,762)
  Cash paid for selling, general and
    administrative expenses                                     (1,146,811)            (658,197)
  Dividends and interest received                                        -                  342
  Interest and service fees paid                                   (75,752)             (21,859)
                                                               ------------         ------------
    Net cash provided by (used in) operating activities            280,020              (78,178)
                                                               ------------         ------------
Cash flows from investing activities:

  Payments for capital expenditures                                (22,977)             (30,450)
                                                               ------------         ------------
    Net cash (used in) investing activities                        (22,977)             (30,450)
                                                               ------------         ------------
Cash flows from financing activities:

  Excess of outstanding checks over bank balance                   (39,712)              39,712
  Net borrowings on line of credit                                 135,575              108,586
  Stockholder distributions paid                                  (280,142)            (121,616)
  Cash received from issuance of common stock                            -                  300
  Payments on obligations under capital leases                     (34,954)             (22,963)
                                                               ------------         ------------
    Net cash (used in) provided by financing activities           (219,233)               4,019
                                                               ------------         ------------
Net increase (decrease) in cash                                     37,810             (104,609)

Cash, beginning of year                                                  -              104,609
                                                               ------------         ------------
Cash, end of year                                              $    37,810          $         -
                                                               ============         ============

 -----------------------------------------------------------------------------
                  See notes to combined financial statements.


                                   Page F-5

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

 -----------------------------------------------------------------------------

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
                                                                For the Year Ended December 31,
                                                                   1998                 1997
Net income                                                     $   645,213          $   145,341
                                                               ------------         ------------
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:

  Depreciation                                                      53,564               26,476
  Unrealized investment income                                      (3,399)              (3,689)

  Changes in assets and liabilities:

  (Increase) in accounts receivable                               (504,689)            (479,720)
  (Increase) in work in process                                    (87,963)                   -
  (Increase) in unbilled expense reimbursements                     (5,452)                   -
  (Increase) in other current assets                                     -                  (73)
  Increase in accounts payable                                      39,125              207,343
  Increase in accrued retirement plan contribution                  10,882                9,118
  Increase (decrease) in customer deposits                          81,570              (22,985)
  Increase in sales tax payable                                     44,000               61,000
  Increase in accrued interest due to stockholders                   7,169                    -
  (Decrease) in accrued payroll and payroll taxes                        -              (20,989)
                                                               ------------         ------------
    Total adjustments                                             (365,193)            (223,519)
                                                               ------------         ------------
Net cash provided by (used in) operating activities            $   280,020          $   (78,178)
                                                               ============         ============

 -----------------------------------------------------------------------------
                  See notes to combined financial statements.


                                   Page F-6

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

 -----------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

FOR THE YEAR ENDED DECEMBER 31, 1998:

The Company acquired fixed assets in the amount of $99,528 by entering into capital leases in the aggregate amount of $99,528.


FOR THE YEAR ENDED DECEMBER 31, 1997:

The Company acquired fixed assets in the amount of $36,672 by entering into capital leases in the aggregate amount of $36,672.

 -----------------------------------------------------------------------------
                  See notes to combined financial statements.


                                   Page F-7

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 1998 AND 1997

 -----------------------------------------------------------------------------

NOTE 1 -  DESCRIPTION  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING
POLICIES:

      The combined financial statements include the financial statements of Client Server Solutions, Inc. and CSS Financial Software Sales, Inc., which are related through common ownership and management.

      Client Server Solutions, Inc. was incorporated on November 16, 1995 for the purpose of providing installation and consulting for financial software for customers primarily in the eastern United States. The affiliate, CSS Financial Software Sales, Inc., was incorporated on March 15, 1997 for the purpose of selling financial software for customers primarily in the eastern United States. The combined entities are collectively referred to as the Company.

      The following is a summary of the more important accounting principles and policies followed by the Company:

      REVENUE RECOGNITION

      Revenues are recognized when services are performed and when software is sold and expenses are recognized when the obligation is incurred. Customers are billed for consulting services generally on a monthly basis.

      PROPERTY AND EQUIPMENT

      Property and equipment is recorded at cost. Depreciation is computed using accelerated methods over the assets' estimated useful lives.

      Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon is eliminated from the property and reserve accounts, and resulting gains and losses are reflected in income.

      TRADING SECURITIES

      The Company's investment securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value with the change in fair value during the period included in earnings.


                                   Page F-8

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

DECEMBER 31, 1998 AND 1997

 -----------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

      INCOME TAXES

      The Company and its affiliate, with the consent of its stockholders, has elected to be an S corporation under the Internal Revenue Code. Consequently, the Company's income or loss is presented without a provision or credit for federal and state income taxes. Under this election, the Company's taxable income or loss and tax credits are passed through to the individual stockholders.

      ADVERTISING

      The Company expenses all advertising costs as incurred. The Company expensed $14,737 and $30,041 in advertising costs during the years ended December 31, 1998 and 1997, respectively.

      USE OF ESTIMATES IN THE PRESENTATION OF COMBINED FINANCIAL STATEMENTS

      The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - PROPERTY AND EQUIPMENT:

      Property and equipment as of December 31, 1998 is summarized as follows:

            Furniture, fixtures and equipment            $  28,739
            Computer equipment                             165,574
                                                         ----------

            Total property and equipment                   194,313

            Less: Accumulated depreciation
                  and amortization                         (80,040)
                                                         ----------
            Net property and equipment, at cost          $ 114,273
                                                         ==========


                                   Page F-9

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

DECEMBER 31, 1998 AND 1997

 -----------------------------------------------------------------------------

NOTE 2 - PROPERTY AND EQUIPMENT - CONTINUED:

      At December 31, 1998, there was $136,199 of computer equipment and furniture under capital leases and $58,022 of accumulated depreciation on equipment under capital leases.


NOTE 3 - CAPITAL LEASE OBLIGATIONS:

      The Company leases equipment under non-cancellable capital leases expiring in 2003. The following is a schedule by years of future minimum rentals under capital leases, together with the present value of the net minimum lease payments, as of December 31, 1998:

            YEAR ENDING DECEMBER 31,
                     1999                                        $ 46,866
                     2000                                          32,031
                     2001                                           7,619
                     2002                                           4,722
                     2003                                           1,182
                                                                 ---------

            Total minimum payments                                 92,420

            Less: Amount representing interest                    (10,099)
                                                                 ---------
            Present value of net minimum lease payments            82,321

            Less: Current portion                                 (40,455)
                                                                 ---------
            Long-term portion                                    $ 41,866
                                                                 =========


NOTE 4 - BORROWINGS UNDER LINE OF CREDIT:

      At December 31, 1998, the Company has a $500,000 line of credit available with a financial institution, bearing interest at prime plus 3.0%. The prime rate at December 31, 1998 was 7.75%. At December 31, 1998, borrowings under this agreement were $244,160. This line of credit is secured by accounts receivable. (See Note 11).


                                   Page F-10

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

DECEMBER 31, 1998 AND 1997

 -----------------------------------------------------------------------------

NOTE 5 - EMPLOYEE BENEFIT PLAN:

      The Company has a defined contribution 401(k) profit sharing plan covering all eligible employees. Under the plan, employees can contribute up to 15% of their salary. The Company makes a qualified nonelective employer contribution for all eligible employees. The Company contributed approximately $20,000 and $9,000 to the plan for the years ended December 31, 1998 and 1997, respectively.

NOTE 6 - OPERATING LEASES:

      The Company leases office facilities and certain office equipment under non-cancellable operating leases exiring in 2002. Rent expense for operating leases for the years ended December 31, 1998 and 1997 was $118,819 and $64,755, respectively.

      Total future minimum rentals under operating leases as of December 31, 1998 are as follows:

      YEAR ENDING DECEMBER 31,
              1999                                 $  86,869
              2000                                    74,599
              2001                                    60,011
              2002                                    12,131
                                                   ----------
                                                   $ 233,610
                                                   ==========

NOTE 7 - CONCENTRATION OF CREDIT RISK:

      The Company sells and installs financial software for customers primarily in the eastern United States. There is a concentration of customers with respect to trade accounts receivable. Credit evaluations are performed on each customer and, generally no collateral is required. Losses pertaining to those credit risks, in the aggregate have not exceeded managements' expectations.

      The Company maintains its cash in accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.


                                   Page F-11

CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE

DECEMBER 31, 1998 AND 1997

 -----------------------------------------------------------------------------

NOTE 8 - MAJOR SUPPLIER:

      The Company had one major supplier that accounted for all purchases of financial software in 1998 and 1997.


NOTE 9 - COMMITMENTS AND CONTINGENCIES:

      The Company is currently a defendant in a lawsuit filed by a customer pending arbitration. Due to the factors concerning various issues raised in the lawsuit, the amount of liability cannot be reasonably estimated. Management believes that the liability, if any, resulting from this matter will not have a material impact on the Company's financial position.


NOTE 10 - STOCKHOLDER BUY-SELL AGREEMENT:

      Under the buy-sell agreement, if a stockholder terminates his employment for any reason (e.g., the stockholder quits, dies, becomes disabled, or is terminated without cause), the Company will be obligated to pay book value for his shares of common stock. If, however, a stockholder is terminated for cause, then the amount payable to the stockholder will be discounted by twenty-five percent. If a stockholder's employment by the Company is terminated for any reason other than death or disability within the first five years of the stockholder's employment by the Company, the amount paid to the stockholder will be equal to twenty percent of the book value of his shares multiplied by the number of years the stockholder has been employed.


NOTE 11 - SUBSEQUENT EVENT:

      In February, 1999, the Company negotiated a $400,000 line of credit with a bank, bearing interest at prime plus 1.5%. This line is secured by all assets of the Company and the assignment of a $100,000 life insurance policy on certain stockholders. This line is also personally guaranteed by two stockholders. As of the report date, the borrowings under this agreement amounted to $354,193. The previous line of credit has been terminated.

      Subsequent to December 31, 1998, the stockholders signed a letter of intent to sell the common stock of the Company to a third party.


                                   Page F-12

                  CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE
                          CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1999
                                  (UNAUDITED)


CASH & CASH EQUIVALENTS                               48,032
ACCOUNTS RECEIVABLE - NET                            906,295
PREPAID EXPENSES                                         900
                                                  -----------
TOTAL CURRENT ASSETS                                                      955,227

COMPUTER EQUIPMENT                                    151,171
OFFICE EQUIPMENT                                      19,870
COMPUTER SOFTWARE                                     24,439
FURNITURE AND FIXTURES                                26,800
ACCUMULATED DEPRECIATION                             (80,040)
                                                  -----------
TOTAL PROPERTY & EQUIPMENT                                                142,239

OTHER ASSETS
PREPAYMENT OF NOTE                                   122,965
MERGER COSTS                                         153,792
                                                  -----------
                                                                          276,756
TOTAL ASSETS                                                                                 1,374,222
                                                                                            ===========

ACCOUNTS PAYABLE                                     661,105
OUTSTANDING BILLABLE EXPENSES                         98,032
SHORT-TERM CAPITAL LEASES                             40,455
LINE OF CREDIT                                         5,000
                                                  -----------
TOTAL CURRENT LIABILITIES                                                 804,593

LONG-TERM LEASES                                      41,866
LINE OF CREDIT                                       399,193
                                                  -----------
TOTAL LONG TERM LIABILITIES                                               441,059
                                                                       -----------
TOTAL LIABILITIES                                                       1,245,652

COMMON STOCK                                             300
OTHER CONTRIBUTED CAPITAL                            593,074
RETAINED EARNINGS- CURRENT YEAR                     (534,397)
RETAINED EARINIGS                                     44,003
SHAREHOLDERS DISTRIBUTION CY                         (99,410)
PRIOR YEAR ADJUSTMENTS                               125,000
                                                  -----------
TOTAL STOCKHOLDERS'  EQUITY                                               128,570
                                                                       -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                     1,374,222
                                                                                            ===========

                  CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE
                         CONSOLIDATED INCOME STATEMENT
                   FOR NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)


SALES                                              3,225,577
SALES RETURNS & ALLOWANCES                           (68,153)
MAINTENANCE                                           58,419
                                                  -----------
NET SALES                                          3,215,843

PURCHASES                                            361,222
FREIGHT IN                                                69
                                                  -----------
TOTAL COST OF GOODS SOLD                             361,291

GROSS MARGIN                                       2,854,551

OPERATING EXPENSES
DIRECT EXPENSE -EMPLOYEE COMPENSATION              2,248,424
DIRECT EXPENSE - TRAVEL & ENTERTAINMENT              143,132
OTHER DIRECT EXPENSE                                   8,000
REFERRAL FEE                                          50,145
CONTRACTOR FEES                                      231,076
OFFICE SUPPLIES AND UTILITIES                          5,120
BENEFIT & PERSONNEL ADMINISTRATION                     1,955
BUSINESS INSURANCE                                    17,974
HEALTH INSURANCE AND OTHER MISC BENEFITS              83,223
DIVISION MEETINGS                                      4,351
MARKETING                                             15,440
RENT                                                  63,169
LEGAL                                                 39,308
MERGER EXPENSE                                        21,819
POSTAGE                                               10,333
PHONE, PAGERS, FAX                                    58,121
TRAINING                                              12,256
FURNITURE RENT                                         5,307
EQUIP LEASE                                           60,187
GA SALES & USE TAX                                       262
SOFTWARE                                               7,483
BANK CHARGES AND FEES                                  6,751
PAYROLL TAXES                                        161,849
PAYROLL PROCESSING FEES                                5,462
PRINTING                                               6,116
ACCOUNTING SERVICES                                    3,758
TECHNICAL LINES                                       23,968
EQUIPMENT EXPENSE AND MAINTENANCE                      6,158
SHIPPING AND CLEANING EXP                              1,800
RECRUITING EXPENSE                                    26,422
SUBSCRIPTIONS                                          3,125
BAD DEBT EXPENSE                                       2,551
SHAREHOLDER'S EXPENSE                                 23,771
                                                  -----------
TOTAL OPERATING EXPENSES                           3,358,817

INTEREST EXPENSE                                      19,391
MISCELLANEOUS                                            350
SERVICE FEES                                          10,390
                                                  -----------
TOTAL OTHER INCOME & EXPENSES                         30,131

NET INCOME (LOSS) BEFORE TAXES                      (534,397)
                                                  ===========

                  CLIENT SERVER SOLUTIONS, INC. AND AFFILIATE
                            STATEMENT OF CASH FLOW
                   FOR THE NINE MONTHS ENDED SEPT. 30, 1999
                                  (UNAUDITED)


CASH FLOW (DEFICIT) FROM OPERATIONS                ($185,987)

CASH FLOWS FROM INVESTING ACTIVITIES

PURCHASES OF EQUIPMENT AND FURNITURE                 (27,966)
                                                  -----------
NET CASH USED BY INVESTING ACTIVITIES                (27,966)

CASH FLOWS FROM FINANCING ACTIVITIES

SHAREHOLDER DISTRIBUTIONS                            (99,410)
                                                  -----------
NET CASH USED BY FINANCING ACTIVITIES                (99,410)

NET INCREASE (DECREASE) IN CASH                    ($313,363)
                                                  ===========

               PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   UNAUDITED


      The following proforma condensed combined balance sheet as of September 30, 1999 and condensed combined statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, give effect to Cereus Technology Partners, Inc. (the "Company") acquiring all the outstanding stock of Client Server Solutions, Inc. and Affiliate ("CSS"). The effective date of this acquisition is November 15, 1999.

      The proforma information is based on the historical financial statements of the Company and CSS, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma financial statements. The proforma adjustments include the private placement of the Company's stock and debt issuance necessary to complete the acquisition.

      The proforma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The proforma statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to these transactions as if they occurred at the beginning of each of the periods presented. The historical statement of operations of the Company will reflect the effects of these transactions from the date of acquisition.

      The proforma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and CSS. These proforma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

                       CEREUS TECHNOLOGY PARTNERS, INC.
                      PROFORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1999
                                   UNAUDITED


         ASSETS                                CEREUS TECH.      CLIENT SERVER                        PROFORMA
                                              PARTNERS, INC.    SOLUTIONS, INC.   ADJUSTMENTS         COMBINED
                                              -------------     -------------     -------------     -------------
Current Assets:
Cash and cash equivalents                     $    122,007      $     48,032      $   (400,000)(1)  $    468,806
                                                                                       (51,233)(1)
                                                                                       750,000 (2)
                                                                                  -------------
Accounts Receivable                                722,107           906,295                           1,628,402
Inventories                                        146,627                                               146,627
Prepaid Expenses and Other                          18,466               900                              19,366
                                              -------------     -------------                       -------------

Total Current Assets                             1,009,207           955,227           298,767         2,263,201

Resource property                                4,036,814                                             4,036,814

Property, Plant, and Equip.                      1,113,131           222,279                           1,335,410
Less: Accum. depreciation                         (413,817)          (80,040)                           (493,857)
                                              -------------     -------------                       -------------
Net property, plant, and equip.                    699,314           142,239                             841,553

Investments (cost)                                 317,388                                               317,388
Deposits and Patents                                51,978                                                51,978
Other Assets                                                         276,756                             276,756
Investment in Subsidiary                                                             5,277,466 (1)
                                                                                    (5,277,466)(3)             0
Goodwill                                         3,616,123                           5,148,896 (3)     8,765,019
Less: Accum. Amortization                          (40,179)                                              (40,179)
                                              -------------                                         -------------

TOTAL ASSETS                                  $  9,690,645      $  1,374,222      $  5,447,663      $ 16,512,530
                                              =============     =============     =============     =============

                       CEREUS TECHNOLOGY PARTNERS, INC.
                      PROFORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1999
                                   UNAUDITED


LIABILITIES AND EQUITY                         CEREUS TECH.      CLIENT SERVER                        PROFORMA
                                              PARTNERS, INC.    SOLUTIONS, INC.   ADJUSTMENTS         COMBINED
                                              -------------     -------------     -------------     -------------
Current Liabilities
Accounts payable                              $  1,061,087      $    666,106                        $  1,727,193
Notes payable                                      167,500                                          $    167,500
Current portion of LT debt                         161,443            40,455                        $    201,898
Accrued Expenses                                   210,232            98,032                        $    308,264
                                              -------------     -------------     -------------     -------------
Promissory notes payable                                                             1,325,000 (2)
                                                                                       250,000 (2)  $  1,575,000
                                              -------------     -------------     -------------     -------------

Total Current Liabilities                        1,600,262           804,593         1,575,000      $  3,979,855

Long-term debt less current                        284,691           441,059                        $    725,750
Convertible notes payable                          600,000                                          $    600,000
Subordinated notes payable                                                             750,000 (2)
Promissory notes payable                                                               250,000 (2)  $  1,000,000

Total Liabilities                             $  2,484,953      $  1,245,652      $  2,575,000      $  6,305,605
                                              =============     =============     =============     =============

STOCKHOLDERS'  EQUITY

Common Stock                                        30,464               300            10,004 (1)  $     40,768
Additional Paid In Capital                       9,386,312           493,664         2,991,228 (1)
                                                                                      (128,569)(3)    12,742,635
Retained Earnings(Deficit)                      (2,201,208)         (365,394)                       $ (2,566,602)
Treasury Stock                                      (9,876)                                         $     (9,876)
Total Stockholders'  Equity                      7,205,692           128,570         2,872,663      $ 10,206,925
TOTAL LIABILITIES & EQUITY                    $  9,690,645      $  1,374,222      $  5,447,663      $ 16,512,530
                                              =============     =============     =============     =============

NOTES TO PROFORMA BALANCE SHEET AS OF SEPTEMBER 30, 1999

      (1) Represents the purchase of Client Server Solutions, Inc (CSS) as follows:

Purchase Price                           CSS            Finders Fee
Shares of Stock Issued                 983,333             17,078
Issue Price                              $3.00              $3.00
Total Shares Price                   2,949,999             51,233

Cash Paid                              400,000             51,233
Debt Issued                          1,825,000

Total Purchase Price                 5,174,999            102,466

      The issue price of $3.00 per share is stated in the purchase agreements. This is considered fair value at the date the purchases were announced based on the market price for the stock at that time and the restrictions on the stock.

      Debt issued is explained in note (2) below.

      In connection with the finders fee, certain warrants were issued at a price above the market price at that time. These warrants have been assigned no value at this time since any ultimate value is considered immaterial.

      The purchase price is subject to adjustment based on final resolution of agreed working capital at the purchase date. Based on the information currently available it is believed that there may be some adjustments to the purchase price that would be favorable to the Company.

      Goodwill of $5,148,896 will be amortized over 15 years under the straight-line method.

      (2) Various debt instruments are being used to finance this acquisition and include:

      a. Subordinated notes for $750,000 used in part for the $400,000 cash downpayment on the purchase price. The notes carry a 15% interest rate.

      b. Two promissory notes in the amounts of $1,325,000 and $500,000. The former note bears interest at 8% per annum with $1,149,000 due in six months from the purchase date and the remainder, $176,000, due in four months from acquisition date. The $500,000 note bears interest at 3% with $250,000 due within twelve months of
            acquisition   and  $250,000  due  within  twenty  four  months  of
            acquisition.

      (3) Represents purchase accounting adjustments and eliminations of investments in the company acquired. The acquired assets and liabilities are considered to approximate fair value, pending further evaluation, and all excess purchase price over book value acquired is considered to be goodwill.

                       CEREUS TECHNOLOGY PARTNERS, INC.
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998


                                              CEREUS            ESG And THE
                                              TECHNOLOGY        REDDY GROUP       CLIENT SERVER                       PROFORMA
                                              PARTNERS, INC     GROUP, INC.(1)    SOLUTIONS, INC.   ADJUSTMENTS       COMBINED
                                              -------------     --------------    ---------------   -------------     -------------
Sales                                            2,085,398         1,643,790         4,935,805                           8,664,993

Cost of Sales                                    1,546,904         1,014,647         2,987,296                           5,548,847
                                              -------------     -------------     -------------                        ------------
Gross Profit                                       538,494           629,143         1,948,509                           3,116,146

Operating Expenses
  Selling and Administrative                       612,832           448,788         1,166,811           120,000 (1)     2,348,431
  Interest                                         204,009             1,042            82,921           188,500 (1,2)     476,472
  Depreciation and Amortization                     73,259            27,791            53,564           589,538 (1,3)     744,152
                                              -------------     -------------     -------------     -------------     -------------
Total Operating Expenses                           890,100           477,621         1,303,296           898,038         3,569,055

Operating Income (loss)                           (351,606)          151,522           645,213          (898,038)         (452,909)

Income (loss) before inc taxes                    (351,606)          151,522           645,213          (898,038)         (452,909)

Income taxes                                                                                   (4)
Net Income (loss)                                 (351,606)          151,522           645,213          (898,038)         (452,909)
                                              =============     =============     =============     =============     =============

Basic and diluted earnings per share:
  Net Loss available to common shareholders       (351,606)                                                               (452,909)
  Imputed non-cash preferred stock dividend        (67,500)                                                                (67,500)
                                              -------------                                                           -------------
  Loss available to common shares                 (419,106)                                                               (520,409)
Weighted average common shares
outstanding  (1),(5)                             1,325,016                                                               3,742,843
Basic and diluted earnings per share:                (0.32)                                                                  (0.14)

NOTES TO PROFORMA STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


      1. Enterprise Solutions Group, Inc. ("ESG") and The Reddy Group, Inc. were companies acquired by Cereus Technology Partners, Inc. (formerly AIM Group, Inc.) on July 30, 1999. The financial results of these companies for August and September, 1999 are included in the Company's reporting column on this report and come from the Company's 10-Q filing with the SEC for the quarter ended September 30, 1999. The financial results for the two acquired companies prior to acquisition are shown in a separate column on the report and represent the seven month period of January 1, 1999 through July 31, 1999.

      2. Represents provision for interest on acquisition debt per the following:

      a.    Subordinated  notes at 15%
      b.    Promissory notes: 1,325,000 at 8% and 500,000 at 3%.

      3. Represents provision for amortization of goodwill using a 15 year life.

      4.    Due to net loss and no deferred taxes, no tax benefit is provided.

      5. Includes all new shares issued as if outstanding for the full period.

                       CEREUS TECHNOLOGY PARTNERS, INC.
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                   UNUADITED


                                              CEREUS            ESG And THE
                                              TECHNOLOGY        REDDY GROUP       CLIENT SERVER                       PROFORMA
                                              PARTNERS, INC     GROUP, INC.(1)    SOLUTIONS, INC.   ADJUSTMENTS       COMBINED
                                              -------------     --------------    ---------------   -------------     -------------
Sales                                         $  2,441,816      $  1,491,646      $  3,215,843                        $  7,149,305

Cost of Sales                                    1,753,800           730,936           361,291                        $  2,846,027
                                              -------------     -------------     -------------                       -------------
Gross Profit                                       688,016           760,710         2,854,552                           4,303,278

Operating Expenses
  Selling and Administrative                     1,010,489           389,091         3,369,558                        $  4,769,138
  Interest                                         133,171               445            19,391           135,750 (2)  $    288,757
  Depreciation and Amortization                     93,930            21,146                             257,445 (3)  $    372,521
                                              -------------     -------------     -------------     -------------     -------------
Total Operating Expenses                         1,237,590           410,682         3,388,949           393,195         5,430,416

Operating Income (loss)                           (549,574)          350,028          (534,397)         (393,195)       (1,127,138)

Income (loss) before inc taxes                    (549,574)          350,028          (534,397)         (393,195)       (1,127,138)

Income taxes                                                                                   (4)
Net Income (loss)                                 (549,574)          350,028          (534,397)         (393,195)       (1,127,138)
                                              =============     =============     =============     =============     =============

Basic and diluted earnings per share:
  Net Loss available to common
  shareholders:                                   (549,574)                                                             (1,127,138)
Weighted average common shares
outstanding (5)                                  1,799,794                                                               2,800,205

Basic and diluted earnings per share:                (0.31)                                                                  (0.40)
                                              =============                                                           =============

NOTES TO PROFORMA STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998


      1. Enterprise Solutions Group, Inc. ("ESG") and The Reddy Group, Inc. were companies acquired by Cereus Technology Partners, Inc. (formerly AIM Group, Inc.) on July 30, 1999. The financial results for the two acquired companies are shown in a separate column on the report and represent the twelve month period of January 1, 1998 through December 31, 1998 per each company's certified audit report. Anticipated annual goodwill amortization of $246,278, annual interest on acquisition debt of $7,500, and the provision for annual salary for a new company officer of $120,000 are shown in this statement. Additionally, the common shares needed for these acquisitions documented in the Company's prior Form 8-K, 1,342,416, are provided for in the earnings per share calculations on this statement.

      2. Represents provision for interest on acquisition debt per the following:

      a.    Subordinated notes at 15%
      b.    Promissory notes: 1,325,000 at 8% and 500,000 at 3%.

      3. Represents provision for amortization of goodwill using a 15 year life.

      4.    Due to net loss and no deferred taxes, no tax benefit is provided.

      5. Includes all new shares issued as if outstanding for the full period.